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                                                                    EXHIBIT 10.3

                       ADMINISTRATIVE SERVICES AGREEMENT


     ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of January 31, 1997, by and between CoreComm Incorporated, a Delaware corporation ("CCI") and Cellular Communications of Puerto Rico, Inc. ("CCPR").


                                   Recitals
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     WHEREAS,  CCPR is a direct wholly-owned subsidiary of CCI;

     WHEREAS, certain officers and employees located in CCI's New York offices (the "Employees") will provide Services (as defined in Section 1) to CCPR; and

     WHEREAS, CCPR shall reimburse CCI for the provision of the Services.

     THEREFORE, in consideration of the mutual obligations set forth in this Agreement, and subject to all conditions set forth herein, the parties hereto agree as follows:


     1. Provision of Services. Employees will, from time to time, provide to
        ---------------------
CCPR certain administrative, management and operational services (the "Services"), including, but not limited to, the following:

          (i)   senior management services;

          (ii)  legal services;

          (iii) financial analysis services;

          (iv)  accounting services; and

          (v)   administrative services.

     2. Payment for Services. (a)  CCPR shall pay CCI for the Services at a rate
        --------------------
equal to the time-based portion of CCI's Costs (as defined below). For purposes of this Agreement, the term "CCI Costs" shall mean the following direct costs of providing the Services to CCPR: the personnel costs of the Employees, such personnel costs to be based upon that portion of the New York's offices total Employee costs that are allocated to CCI from time to time; travel and related expenses charged directly to CCPR by Employees; and corporate overhead and other fixed costs relating to the New York office that are allocated to CCPR from time to time.


          (b) CCI shall maintain accurate and complete records substantiating its

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determination of the Costs, and CCPR shall be free, to the extent reasonably necessary for ascertaining the accuracy of the determination, to examine such records and to request further information concerning such records from the officers of CCI.

     3. Indemnity.  CCPR shall indemnify and hold CCI and its affiliates
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(including CCI's officers, directors, employees and agents) harmless against and from any and all claims and liabilities (including legal fees and other costs incurred by CCI) arising or alleged to have arisen as a result of or in connection with or relating to the provision of Services pursuant to this Agreement including, but not limited to, any liability incurred by CCPR as a result of (i) any acts or omissions by any Employee providing Services pursuant to this Agreement which acts or omissions are in connection with the provision of the Services, (ii) any injury, disability or illness incurred by any Employee as a result of the provision of the Services or (iii) any claims by any Employee arising out of the provision of the Services.

     4.  Representation and Warranties.  Each of the parties hereto hereby
         -----------------------------
represents and warrants to the other party, which representations and warranties shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby, as follows:

               (i) It validly exists under the laws of the jurisdiction of its organization;

               (ii) It has full power and authority to execute and perform this Agreement;
               (iii) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part and is binding and enforceable against it; and

               (iv) The execution, delivery and performance of this Agreement will not conflict with, result in a breach of, or cause a default under, with or without the giving of notice or the passage of time, or both, its charter documents, or any material agreement or instrument to which it is bound, nor will it conflict with or violate any statute, law, rule, regulation, order, decree or judgment of ant court or governmental authority which is binding upon it or its property.

     5.   Governing Law. This Agreement shall be interpreted, enforced and
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governed in accordance with the laws of New York (without regard to the provisions thereof on the conflict of laws).

     6.   Binding Effect.  This Agreement shall bind and benefit the parties,
          --------------
their representatives, and their permitted assignees and successors in interest. However, no right or obligation herein may be assigned or delegated by a party, either directly or indirectly by transfer of control, without the prior written consent of the other party. This Agreement may be assigned by a party without the other party's consent to a corporation controlled by the assigning party or the assigning party's controlling principals, provided that the assigning party remains obligated hereunder.

     7.   Entire Agreement.  This Agreement constitutes that entire agreement
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between the parties governing this transaction. No prior agreement or representation, whether verbal or written, shall have any force or effect. This Agreement may be modified, superseded or canceled only in writing signed by each of the parties to be affected.


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the first date above written.


                              CELLULAR COMMUNICATIONS
                                    OF PUERTO RICO, INC.


                              By:______________________________________
                              Name: Richard J. Lubasch
                              Title: Senior Vice President-General Counsel


                              CORECOMM INCORPORATED


                              By:______________________________________
                              Name: Richard J. Lubasch
                              Title: Senior Vice President-General Counsel

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